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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders of
Mission Resources Corporation:

We consent to the incorporation by reference in the Registration Statements (File Nos. 333-63562, 333-54798, 333-57827, 333-27707 and 33-91326) on Form S-8
of Mission Resources Corporation of our report dated March 14, 2003, with respect to the consolidated balance sheets of Mission Resources Corporation (formerly Bellwether Exploration Company) and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Mission Resources Corporation.

As discussed in note 2 to the consolidated financial statements, effective July 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and other Intangible Assets.

(signed) KPMG LLP

Houston, Texas
March 31, 2003